Woodward Authorizes Stock Repurchase Program

FORT COLLINS, CO -- (Marketwire - July 28, 2010) - Woodward Governor Company (NASDAQ: WGOV) today announced that its Board of Directors authorized a new stock repurchase program, under which up to $200 million in shares may be purchased in open market and private transactions. The existing program, which was authorized for the same amount and was scheduled to expire in September 2010, is terminated and replaced by the new program. The new program is scheduled to expire in July 2013.

"This new share repurchase program preserves our flexibility to opportunistically use our cash flow to repurchase Woodward shares and return cash to shareholders," said Robert F. Weber, Jr., Chief Financial Officer and Treasurer.

About Woodward

Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. We serve the aerospace and defense, power generation and distribution, and transportation markets. Our systems and components optimize the performance of commercial aircraft; military aircraft, ground vehicles and other equipment; gas and steam turbines; wind turbines; reciprocating engines; and electrical power systems. The company's innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable and more cost-effective equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colo., USA. Visit our website at www.woodward.com.

The statements in this release concerning the company's future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward's Annual Report and Form 10-K for the year ended September 30, 2009 and any subsequently filed Form 10-Q.

CONTACT:
Rose Briani-Burden
Business Communications
815-639-6282

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058